CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Pre-Effective Amendment No. 2 to the Registration Statement No. 333-138318, as amended, on Form N-2 of our report dated January 12, 2007 relating to the financial statements of Eaton Vance Tax-Managed Global Diversified Equity Income Fund appearing in the Statement of Additional Information, which is part of such Registration Statement and to references to us under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information which are part of such Registration Statement.
/s/ DELOITTE & TOUCHE L.L.P.
Boston, Massachusetts
January 18, 2007